Exhibit 5.0

Opinion of Kilpatrick Townsend & Stockton LLP

March 28, 2011

Board of Directors

Andrea Electronics Corporation

65 Orville Drive

Bohemia, New York 11716

Re:

Andrea Electronics Corporation 2006 Equity Compensation Plan

Registration Statement on Form S-8 for Offer and Sale of

8,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have been requested by Andrea Electronics Corporation, a New York corporation (the “Company”), to issue our opinion in connection with the registration of an additional 8,000,000 shares of the Company’s common stock, $.01 par value, to be issued pursuant to the Company’s 2006 Equity Compensation Plan (the “Plan”) upon the exercise of stock options, stock appreciation rights, and similar rights to purchase or acquire shares and restricted stock awards granted or to be granted under the Plan.  The registration of such additional shares is being effected on a Form S-8 under the Securities Act of 1933.

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion.  In our examination, we have assumed but have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

Based on the foregoing and limited in all respects to New York law, it is our opinion that the shares of common stock reserved for issuance under the Plan are duly authorized and, upon payment for and issuance of the common stock upon the exercise of stock options, stock appreciation rights and similar rights to purchase or acquire shares and restricted stock awards granted or to be granted under the Plan in accordance with the terms of such awards and the Plan, will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Sean P. Kehoe

Sean P. Kehoe, a Partner